UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2018

US VR GLOBAL.COM INC.

Exact name of registrant as specified in its charter

Delaware	000-50413	98-0407797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lot A-2-10, Galeria Hartamas Jalan 26A/70A, Desa Sri Hartamas 50480 Kuala Lumpur, Malaysia	50480
(Address of principal executive offices)	(Zip Code)

603 6201 0069
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2018, Mr. Ramelle Ashram Bin Ramli resigned from his position as the chief executive officer of the US VR Global.com, Inc. (the “Company”) and also resigned as chairman of and a member of the Company’s board of directors effective as of June 28, 2018. Mr. Ramli’s resignation was to pursue other opportunities and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. A copy of the resignation letter from Mr. Ramli to the Company dated June 28, 2018, is filed herewith as Exhibit 17.1.

Effective July 4, 2018, Gary Chaw Cheng Fei will act as the Company’s principal executive officer in the interim while the Company searches for a suitable candidate to fill this position.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
17.1	Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US VR GLOBAL.COM INC.

Date: July 5, 2018	By:	/s/ Gary Chaw Cheng Fei
Gary Chaw Cheng Fei
Chief Financial Officer